THE MANUFACTURERS LIFE INSURANCE
COMPANY OF NORTH AMERICA

--------------------------------------------------------------------------------

    EXECUTIVE OFFICE:     ANNUITY SERVICE OFFICE:        HOME OFFICE
  116 Huntington Avenue        P.O. Box 9230         Wilmington, Delaware
    Boston, MA 02116       Boston, MA 02205-9230
                               1-800-344-1029

                  This is a Legal Contract - Read it Carefully.

      We Agree to pay the benefits of this Contract in accordance with its terms.

  This Contract is issued in consideration of the Application and the Purchase Payments.

                             TEN DAY RIGHT TO REVIEW

The Contract Owner may cancel the Contract by returning it to our Annuity Service Office or agent at any time within 10 days after receipt of the Contract. Within 7 days of receipt of the Contract by us, we will pay to the Contract Owner an amount equal to the sum of (i) the difference between the Purchase Payments paid and the net Purchase Payments, and (ii) the Contract Value computed at the end of the Valuation Period during which the Contract is received by us.

When the Contract is issued as an individual retirement annuity, during the first 7 days of this TEN DAY RIGHT TO REVIEW period, we will return all Purchase Payments if this is greater than the amount payable under the TEN DAY RIGHT TO REVIEW.

Signed for the Company at its Executive Office, Boston, Massachusetts, on the Contract Date.

                DETAILS OF VARIABLE ACCOUNT PROVISIONS ON PAGE 8


                 Vice President                      President

               Flexible Purchase Payment Deferred Variable Annuity
                                Non-Participating

ANNUITY PAYMENTS AND OTHER VALUES PROVIDED BY THIS CONTRACT WHEN BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT ARE VARIABLE AND NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.


VENIO


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INTRODUCTION
--------------------------------------------------------------------------------

This is a flexible purchase payment deferred variable annuity. This annuity provides that the Contract Value will accumulate on a variable basis and annuity payments may be either fixed or variable, or a combination of fixed and variable. The Contract Value will vary with the investment performance of the Variable Account.

If you select annuity payments on a variable basis, the payment amount will vary with the investment performance of the Variable Account.

You must allocate Purchase Payments among one or more Investment Options. The Investment Options are identified on the Application and on the Contract Specifications Page.

TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                                          Page

Contract Specifications Page

PART 1  - DEFINITIONS                                                       1
                     -----------------------------------------------------
PART 2  - GENERAL PROVISIONS                                                2
                            ----------------------------------------------
PART 3  - OWNERSHIP                                                         4
                   -------------------------------------------------------
PART 4  - BENEFITS                                                          5
                  --------------------------------------------------------
PART 5  - PURCHASE PAYMENTS                                                 7
                           -----------------------------------------------
PART 6  - VARIABLE ACCOUNT PROVISIONS                                       8
                                     -------------------------------------
PART 7  - ANNUITY PROVISIONS                                                9
                            ----------------------------------------------
PART 8  - TRANSFERS                                                         9
                   -------------------------------------------------------
PART 9  - WITHDRAWAL PROVISIONS                                             10
                               -------------------------------------------
PART 10 - FEES AND DEDUCTIONS                                               11
                             ---------------------------------------------
PART 11 - LOAN PROVISION                                                    12
                        --------------------------------------------------
PART 12 - PAYMENT OF CONTRACT BENEFITS                                      12
                                      ------------------------------------

                               SPECIFICATIONS PAGE

TYPE OF CONTRACT:        NON-QUALIFIED
CONTRACT DATE:              11/06/1997      MATURITY DATE: 11/06/2017
INITIAL PURCHASE PAYMENT:            $      CONTRACT NUMBER:000000005
                            100,000.00

INITIAL ALLOCATION OF NET PURCHASE PAYMENT:      (SEE REVERSE FOR ALL
                                                  AVAILABLE OPTIONS)

INVESTMENT OPTIONS:                   INTEREST RATE:           GUARANTEED TO:

1 YEAR FIXED                   50.00% 4.00%                      11/06/1998
EQUITY                         50.00%

















                                  ------------
TOTAL                                100.00%

OWNER:                         JOE OWNER       CO-OWNER:
ANNUITANT:                     JOE OWNER       AGE:                         77
CO-ANNUITANT:                                  BENEFICIARY:  SEE ATTACHED LIST

                          AVAILABLE INVESTMENT OPTIONS

FIXED INVESTMENT OPTIONS

    1 Year Fixed

VARIABLE INVESTMENT OPTIONS

    Pacific Rim Emerging Markets       Manufacturers Adviser Corporation
    Science & Technology               T. Rowe Price Associates, Inc.
    International Small Cap            Founders Asset Management, Inc.
    Emerging Growth                    Warburg, Pincus Counsellors, Inc.
    Pilgrim Baxter Growth              Pilgrim Baxter & Associates
    Small/Mid Cap                      Fred Alger Management, Inc.
    International Stock                Rowe Price-Fleming International, Inc.
    Worldwide Growth                   Founders Asset Management, Inc.
    Global Equity                      Morgan Stanley Asset Management Inc.
    Small Company Value                Rosenberg Institutional Equity Management
    Growth                             Founders Asset Management, Inc.
    Equity                             Fidelity Management Trust Company
    Quantitative Equity                Manufacturers Adviser Corporation
    Blue Chip Growth                   T. Rowe Price Associates, Inc.
    Real Estate Securities             Manufacturers Adviser Corporation
    Value                              Miller Anderson & Sherrerd, LLP
    International Growth & Income      J.P. Morgan Investment Management Inc.
    Growth and Income                  Wellington Management Company, LLP
    Equity-Income                      T. Rowe Price Associates, Inc.
    Balanced                           Founders Asset Management, Inc.
    Aggressive Asset Allocation        Fidelity Management Trust Company
    High Yield                         Miller Anderson & Sherrerd, LLP
    Moderate Asset Allocation          Fidelity Management Trust Company
    Conservative Asset Allocation      Fidelity Management Trust Company
    Strategic Bond                     Salomon Brothers Asset Management Inc.
    Global Government Bond             Oechsle International Advisors, L.P.
    Capital Growth Bond                Manufacturers Adviser Corporation
    Investment Quality Bond            Wellington Management Company, LLP
    U.S. Government Securities         Salomon Brothers Asset Management Inc.
    Money Market                       Manufacturers Adviser Corporation

    Lifestyle Portfolios:              Manufacturers Adviser Corporation
        Conservative 280
        Moderate 460
        Balanced 640
        Growth 820
        Aggressive 1000


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                             BENEFICIARY INFORMATION

Please find below the Beneficiary Information for contract number, 000000005, currently on file at The Manufacturers Life Insurance Company of North America:

Kathy Owner


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                          DEATH BENEFIT ENDORSEMENT

PART 4, BENEFITS, DEATH BENEFIT BEFORE MATURITY DATE of the Flexible Purchase Payment Deferred Variable Annuity to which this endorsement is attached is replaced as follows:

DEATH BENEFIT BEFORE     Minimum Death  Benefit.  The minimum death benefit
MATURITY DATE            is  payable  upon the death of the last  surviving
                         Annuitant named under the Contract. The age of the Annuitant will be the age of the youngest
                         Annuitant on the Contract Date.

                         1. If the Annuitant dies on or prior to the first of
                            the month following his or her 85th birthday and had an attained age of less than 81 years on the Contract Date, the minimum death benefit will be the greater of:

                          (a) the  Contract  Value on the date due proof of
                                death is received at the Company's Annuity Service Office, or

                          (b) the excess of (i) over (ii) where:

                               (i) equals the sum of each Purchase Payment
                                     accumulated daily, at the equivalent of 5% per year, starting on the date each Purchase Payment is allocated to the Contract, with a maximum accumulation of 2 times each Purchase Payment, over

                               (ii)equals the sum of each withdrawal or
                                     annuitized amount, including any applicable withdrawal charges, accumulated daily at the equivalent of 5% per year, starting as of the date of each such withdrawal or annuitization, with a maximum accumulation of 2 times each such withdrawal or annuitized amount.

                        2. If the Annuitant dies after the first of the month following his or her 85th birthday and had an attained age of less than 81 years on the Contract Date, the minimum death benefit will be determined as the greater of:

                           (a) the Contract Value on the date due proof of death
                                 is received at the Company's Annuity Service
                                 Office, or

                           (b) the excess of (i) over (ii) where:

                               (i) equals the sum of all Purchase Payments, over

h                              (ii)equals the sum of any amounts deducted in
                                     connection with partial withdrawals.

                        3. If the Annuitant dies and the Annuitant had an attained age of 81 or greater on the Contract Date, the minimum death benefit payable on due proof of death will equal the amount payable on total withdrawal.

                        Death of Annuitant (Where the Annuitant Was Not An Owner). We will pay the minimum death benefit, less any Debt, to the Beneficiary if the Annuitant is not an Owner, the Annuitant dies before the Maturity Date, there is no surviving Co-Annuitant, and all Owners are individuals. The Beneficiary (1) may elect to receive payment (either as a lump sum or in accordance with any Annuity Option described in the Contract) or (2) may continue the Contract, as its Owner, with the Contract Value on the date of due proof of death equal to the minimum death benefit.

                        Death of Owner (Who Was the Last-Surviving Annuitant). If any Owner dies before the Maturity Date, the deceased Owner is also the Annuitant, and there is no surviving Co-Annuitant, we will pay the minimum death benefit, less any Debt, to the Beneficiary. In the case of a Non-Qualified Contract, after such Owner's death, the beneficiary's entire interest must be


ENDORSEMENT.022
                        distributed within five years unless (1) the Beneficiary elects to receive his or her interest as an annuity which begins within one year of the Owner's death and is paid over the Beneficiary's life or over a period not extending beyond the Beneficiary's life expectancy or
                        (2) the Beneficiary is the deceased Owner's surviving spouse and elects to continue the Contract, as its Owner, with the Contract Value on the date of due proof of death equal to the minimum death benefit. For purposes of this paragraph, in calculating the minimum death benefit, the applicability of any withdrawal charges (under subparagraph "3." of the definition of "Minimum Death Benefit" above) will be made only if and when the minimum death benefit is actually paid.

                        Death of Owner (Who Was Not the Last-Surviving Annuitant). If any Owner dies before the Maturity Date and any Annuitant survives, we will transfer the interest in the Contract to the Successor Owner. If the deceased Owner had not attained age 81 on the Contract Date, the interest in the Contract equals the Contract Value. If the deceased Owner had attained age 81 on the Contract Date, the interest in the Contract also equals the Contract Value, but such interest may be subject to applicable withdrawal charges when any amounts are actually paid. In the case of a Non-Qualified Contract, after such Owner's death, the Successor Owner's entire interest must be distributed within five years unless
                        (1) the Successor Owner elects to receive his or her interest as an annuity which begins within one year of the Owner's death and is paid over the Successor Owner's life or over a period not extending beyond the Successor Owner's life expectancy or (2) the Successor Owner is the deceased Owner's surviving spouse and elects to continue the Contract, as its Owner, with the Contract Value on the date of due proof of death equal to the interest in the Contract.

                        If there are surviving Owners, such surviving Owners will be substituted for the Successor Owner in the preceding paragraph.

                        Non-Natural Owners. If any Owner of a Non-Qualified Contract is not an individual, the death or change of any Annuitant will be treated as the "Death of Owner (Who Was Not the Last-Surviving Annuitant)," unless the last-surviving Annuitant has actually died in which case the death will be treated as the "Death of Owner (Who Was the Last-Surviving Annuitant)."

Endorsed on the Date of Issue of this Contract.

THE MANUFACTURERS LIFE INSURANCE COMPANY OF NORTH AMERICA

Vice-President





ENDORSEMENT.022

                       FIXED INVESTMENT OPTION ENDORSEMENT

All contracts beginning with form numbers VEN10 And VISION.001 To which this Endorsement is attached is amended as follows:

PART 1, DEFINITIONS, ACCUMULATION UNIT and INVESTMENT OPTIONS are replaced as follows:

ACCUMULATION UNIT       A unit of measure that is used to calculate the value of
                        the variable portion of this Contract before the Maturity Date.

INVESTMENT OPTIONS      The Investment Options made available under this
                        Contract are the Sub-Accounts of the Variable Account and the fixed interest rate options as shown on the Contract Specifications Page and application.

PART 6 - VARIABLE ACCOUNT PROVISIONS, INVESTMENT ACCOUNT, is to be added as follows:

INVESTMENT ACCOUNT      We will establish a separate Investment Account for you
                        for each variable Investment Option to which you allocate amounts. The Investment Account represents the number of your Accumulation Units in an Investment
                        Option.

The FIXED ACCOUNT PROVISIONS are to be added as follows:

INVESTMENT ACCOUNT      We will establish a separate Investment Account for you
                        each time you allocate amounts to the fixed Investment
                        Option. Any amounts you allocate to the fixed Investment
                        Option on the same day will establish a new Investment
                        Account. Amounts invested in these Investment Accounts will earn interest at the guaranteed rate in effect on the date the amounts are allocated for the duration of the guarantee period.

                        We will determine the guaranteed rate from time to time for new allocations, but in no event will the minimum guaranteed rate under a fixed Investment Account be less than 3%.

GUARANTEE PERIODS       The guarantee period will be the duration of the fixed
                        Investment Option measured from the date the amount is allocated to the Investment Account. Amounts cannot be allocated to a fixed Investment Option that would extend the guarantee period beyond the Maturity Date. Within 3 years of the Maturity Date, no payments may be applied to the fixed Investment Option.

RENEWALS The renewal amount is the Investment Account Value at the end of the particular guarantee period. The renewal amount will be automatically renewed in the fixed Investment Option at the end of the guarantee period, unless you specify otherwise. If renewal in the fixed Investment Option would result in the guarantee period for the fixed Investment Account extending beyond the Maturity Date, the renewal amount may not be renewed in the fixed Investment Option.

INVESTMENT ACCOUNT      The amount in the Investment Accounts will accumulate at
                        a rate of interest determined by us and in effect on the date the amount is allocated to the Investment Account.
                        The Investment Account Value is the accumulated value of the amount invested in the Investment Account reduced by any withdrawals, loans, transfers or charges taken from the Investment Account.


                                ENDORSEMENT.025

                              Investment Account.

PART 8, TRANSFERS, is modified as follows:

TRANSFERS               The following paragraph is added after the second
                        paragraph:

                        Amounts may not be transferred from a fixed Investment Account unless those amounts have been in the fixed Investment Account for at least one year.

PART 9, WITHDRAWAL PROVISIONS, is modified as follows:

SUSPENSION OF PAYMENTS  The following paragraph is added following the first paragraph:

                        We may defer the right of withdrawal from the fixed Investment Accounts for not more than six months from the day we receive written request and the Contract, if required. If such payments are deferred 30 days or more, the amount deferred will earn interest at a rate not less than 3% per year.

TOTAL WITHDRAWAL        The following is added to the first paragraph: The
                        amount available upon Total Withdrawal will be provided upon the Contract Owner's request.

PARTIAL WITHDRAWAL      The following is added following the first paragraph:

                        If there are multiple Investment Accounts under a fixed Investment Option, the requested amount from that Investment Option must be withdrawn from those Investment Accounts on a first-in-first-out basis. If you do not specify, the requested amount will be withdrawn in the following order:

                         (a) Variable Investment Accounts on a pro rata basis,

                         (b) Fixed Investment Option on a first-in-first-out
                             basis.

WITHDRAWAL CHARGE       The following is added preceding item (2):

                        The free withdrawal amount will be applied to your requested withdrawal in the following order:

                         (a) Variable Investment Accounts on a pro rata basis,

                         (b) Fixed Investment Option on a first-in-first-out
                             basis.

Endorsed on the Date of Issue of this Contract.

THE MANUFACTURERS LIFE INSURANCE COMPANY OF NORTH AMERICA



Vice-President


                                ENDORSEMENT.025

                       WITHDRAWAL CHARGE ENDORSEMENT

PART 9, WITHDRAWAL PROVISIONS, PARTIAL WITHDRAWAL and WITHDRAWAL CHARGE, of all contracts beginning with form numbers VEN10 and VISION.001 to which this endorsement is attached are amended as follows:

PARTIAL WITHDRAWAL      The second paragraph is deleted.

WITHDRAWAL CHARGE       This section is replaced in its entirety, as follows:

                        If a withdrawal is made from the Contract before the Maturity Date, no withdrawal charge will be assessed against Payments.

Endorsed on the Date of Issue of this Contract.

THE MANUFACTURERS LIFE INSURANCE COMPANY OF NORTH AMERICA


Vice-President


ENDORSEMENT.030

PART 1                  DEFINITIONS
--------------------------------------------------------------------------------
ACCUMULATION UNIT       A unit of measure that is used to calculate the
                        value of your Contract before the Maturity Date.

ANNUITANT               Any natural person or persons whose life is used to
                        determine the duration of annuity payments involving life contingencies. If you name more than one person as an "Annuitant", the second person named shall be referred to as "Co-Annuitant". All provisions based on the date of death of the "Annuitant" will be based on the date of death of the last to survive of the "Annuitant" or "Co-Annuitant". The "Annuitant" and
                        "Co-Annuitant" will be collectively referred to as "Annuitant" in this Contract. The Annuitant is as specified in the Application, unless changed. ANNUITY
                        OPTION The method selected by you for annuity payments made by us. Unless you indicate otherwise, we will provide variable annuity payments which will continue for 10 years or for the life of the Annuitant, if longer.

ANNUITY SERVICE OFFICE  Any office designated by us for the receipt of Purchase
                        Payments and processing of Contract Owner requests.

ANNUITY UNIT            A unit of measure that is used after the Maturity Date
                        to calculate Variable Annuity payments.

BENEFICIARY             The person, persons or entity entitled to the death
                        benefit under this Contract upon the death of the Annuitant. The Beneficiary is as specified in the Application, unless changed.

CONTINGENT BENEFICIARY  The person, persons or entity to become the Beneficiary if the Beneficiary is not alive. The Contingent Beneficiary is as specified in the Application, unless changed.

CONTRACT ANNIVERSARY    The anniversary of the Contract Date.

CONTRACT DATE           The date of issue of the Contract.

CONTRACT VALUE          The total of the Investment Account Values and, if
                        applicable, any amount in the Loan Account attributable to the Contract.

CONTRACT YEAR           The period of twelve consecutive months beginning on the
                        Contract Date or any anniversary thereafter.

DEBT The amount of any Loan outstanding attributable to the Contract plus any accrued loan interest. The loan provision is applicable to certain Qualified Contracts only.

FIXED ANNUITY           An Annuity Option with payments which are predetermined
                        and guaranteed as to dollar amount.

GENERAL ACCOUNT         All the assets of The Manufacturers Life Insurance
                        Company of North America other than assets in separate accounts.

INVESTMENT ACCOUNT      An account established by us which represents your
                        interest in an Investment Option prior to the Maturity
                        Date.

INVESTMENT ACCOUNT      The value of your investment in an Investment Account.
VALUE

INVESTMENT OPTIONS      The Investment Options available under this Contract are
                        the Sub-Accounts of the Variable Account made available to the Contract as shown on the Contract Specifications
                        Page.

LOAN ACCOUNT            The portion of the General Account that is used for
                        collateral when a loan is taken.

MATURITY DATE           The date on which annuity benefits commence. It is the
                        date specified on the Contract Specifications Page, unless changed.

NET PURCHASE PAYMENT    The Purchase Payment less the amount of premium tax, if
                        any, deducted from the Purchase Payment.

NON-QUALIFIED           Contracts which are not issued under Qualified Plans.
CONTRACTS

OWNER OR CONTRACT       The person, persons or entity entitled to the ownership
OWNER                   rights under this Contract. The Owner is as specified in
                        the Application, unless changed.

PORTFOLIO OR TRUST      A separate portfolio of Manufacturers Investment Trust,
PORTFOLIO               a mutual fund in which the Variable Account invests,
                        or any successor mutual fund.

PURCHASE PAYMENT        An amount paid to us by you as consideration for the
                        benefits provided by the Contract.

QUALIFIED CONTRACTS     Contracts issued under Qualified Plans.

QUALIFIED PLANS         Retirement Plans which receive favorable tax treatment
                        under section 401, 403, 408 or 457, of the Internal
                        Revenue Code of 1986, as amended.

SEPARATE ACCOUNT        A segregated account of The Manufacturers Life Insurance
                        Company of North America that is not commingled with our general assets and obligations.

SUB-ACCOUNT(S)          One or more of the Sub-Accounts of the Variable Account.
                        Each Sub-Account is invested in shares of a different
                        Trust Portfolio.

SUCCESSOR OWNER         The person, persons or entity, to become the Owner if
                        the Owner dies prior to the Maturity Date. The Successor
                        Owner is as specified in the Application, unless changed. If no Successor Owner is designated, or the Successor Owner dies before the Owner, the Owner's estate is the Successor Owner.

VALUATION DATE          Any date on which the New York Stock Exchange is open
                        for business and the net asset value of a Trust
                        Portfolio is determined.

VALUATION PERIOD        Any period from one Valuation Date to the next, measured
                        from the time on each such date that the net asset value of each Portfolio is determined.

VARIABLE ACCOUNT        The Manufacturers Life Insurance Company of North
                        America Separate Account A, which is a separate account of The Manufacturers Life Insurance Company of North
                        America.

VARIABLE ANNUITY        An Annuity Option with payments which: (1) are not
                        predetermined or guaranteed as to dollar amount, and (2) vary in relation to the investment experience of one or more specified Sub-Accounts.

WE AND YOU              "We", "us" and "our" means The Manufacturers Life
                        Insurance Company of North America. "You" or "your" means the Owner of this Contract.

PART 2                  GENERAL PROVISIONS
--------------------------------------------------------------------------------
ENTIRE CONTRACT         This Contract and any Contract endorsements and attached
                        copy of the Application are the entire Contract. Only our President, Vice-President or Secretary may agree to change or waive any provisions of the Contract. The change or waiver must be in writing.

                        We will not change or modify this Contract without your consent except as may be required to make it conform to any applicable law or regulation or any ruling issued by a government agency. The benefits and values available under this Contract are not less than the minimum required by any statute of the state in which the Contract is issued. We have filed a detailed statement of the method used to calculate the benefits and values with the Department of Insurance in the state in which the Contract is issued, if required by law.

BENEFICIARY             The Beneficiary is the person, persons or entity to whom
                        benefits will be paid upon death of the Annuitant.
                        Unless otherwise indicated, the Beneficiary will be revocable. A revocable Beneficiary may be changed by you. If changed, the Beneficiary is as shown in the latest change. Prior to the Maturity Date, if no Beneficiary survives the Annuitant, you or your estate will be the Beneficiary. The interest of any revocable
                        Beneficiary is subject to that of any assignee.

                        If more than one Beneficiary is designated, the interest of a Beneficiary who dies before any other Beneficiary will pass to the surviving Beneficiaries in proportion to their share in the benefits unless otherwise provided.

CHANGE IN MATURITY      Prior to the Maturity Date, you may change the Maturity
DATE                    Date by written request at least one month before both
                        the previously specified Maturity Date and the new
                        Maturity Date. After the election, the new Maturity Date will become the Maturity Date. The maximum Maturity
                        Date, subject to applicable state law, will be the later of the first of the month following the Annuitant's eighty-fifth birthday or the first month following the tenth Contract Anniversary. Any extension of the Maturity Date beyond the maximum Maturity Date will be allowed only with our prior approval.

ASSIGNMENT              You may assign this Contract at any time during the
                        lifetime of the Annuitant and prior to the Maturity
                        Date. No assignment will be binding on us unless it is written in a form acceptable to us and received at our Annuity Service Office. We will not be liable for any payments made or actions we take before the assignment is accepted by us. An absolute assignment will revoke the interest of any revocable Beneficiary. We will not be responsible for the validity of any assignment. A
                        Qualified Contract may not be assigned to any person other than the employer.

CLAIMS OF CREDITORS     To the extent permitted by law, no payments under this
                        Contract will be subject to the claims of your, the Beneficiary's or the Annuitant's creditors.

MISSTATEMENT AND        We may require proof of age or survival of any person
PROOF OF AGE OR         upon whose age or survival any payments depend. If the
SURVIVAL                age of the Annuitant has been misstated, the benefits
                        will be those which the Purchase Payments would have provided for the correct age. If we have made incorrect annuity payments, the amount of any underpayment will be paid immediately. The amount of any overpayment will be deducted from future annuity payments.

ADDITION, DELETION OR   We reserve the right, subject to compliance with
SUBSTITUTION OF         applicable law, to make additions to, deletions from, or
INVESTMENT OPTIONS      substitutions for the Portfolio shares that are held by
                        the Variable Account or that the Variable Account may purchase. We reserve the right to eliminate the shares of any of the eligible Portfolios and to substitute shares of another Portfolio of the Trust, or of another open-end registered investment company, if the shares of any eligible Portfolio are no longer available for investment, or if in our judgment further investment in any eligible Portfolio should become inappropriate in view of the purposes of the Variable Account. We will not substitute any shares attributable to your interest in a Sub-Account without notice to you and prior approval of the Securities and Exchange Commission to the extent required by the Investment Company Act of 1940. Nothing contained herein shall prevent the Variable Account from purchasing other securities for other series or classes of contracts, or from effecting a conversion between shares of another open-end investment company. We reserve the right, subject to compliance with applicable law, to establish additional
                        Sub-Accounts which would invest in shares of a new
                        Portfolio of the Trust or in shares of another open-end investment company. We also reserve the right, subject to compliance with applicable law, to eliminate existing
                        Sub-Accounts, to combine Sub-Accounts or to transfer assets in a Sub-Account to another Separate Account established by us or an affiliated company. In the event of any such substitutions or changes, we may, by appropriate endorsement, make such changes in this and other Contracts as may be necessary or appropriate to reflect such substitutions or changes. If deemed by us to be in the best interests of persons having voting rights under the Contracts, the Variable Account may be operated as a management company under the Investment
                        Company Act of 1940 or it may be deregistered under such Act in the event such registration is no longer required.

NON-PARTICIPATING       Your Contract is non-participating and will not share in
                        our profits or surplus earnings. We will pay no dividends on your Contract.

REPORTS At least once each year we will send you a report containing information required by the Investment Company Act of 1940 and applicable state law.

INSULATION              The portion of the assets of the Variable Account equal
                        to the reserves and other contract liabilities with respect to such account are not chargeable with liabilities arising out of any other business we may conduct. Moreover, the income, gains and losses, realized or unrealized, from assets allocated to the Variable Account shall be credited to or charged against such account without regard to our other income, gains or losses.

OWNERSHIP OF ASSETS     We shall have exclusive and absolute ownership and
                        control of our assets, including the assets of the Variable Account.

CURRENCY AND PLACE OF   All payments made to or by us shall be made in the
PAYMENTS                lawful currency of the United States of America.
                        Payments to us or by us shall be made at the Annuity
                        Service Office or elsewhere if we consent.

NOTICES AND ELECTIONS   To be effective, all notices and elections you make
                        under this Contract must be in writing, signed by you and received by us at our Annuity Service Office. Unless otherwise provided, all notices, requests and elections will be effective when received by us, complete with all necessary information and your signature, at our Annuity
                        Service Office.

GOVERNING LAW           This Contract will be governed by the laws of the
                        jurisdiction where your Application is signed.

PART 3                  OWNERSHIP
--------------------------------------------------------------------------------
GENERAL During the Annuitant's lifetime and prior to the Maturity Date, the Owner of this Contract shall be the person so named in the Application or the latest change filed with us. On and after the Maturity Date, the Annuitant is the Owner of the Contract. After the Annuitant's death, the Beneficiary is the Owner of the Contract.


CHANGE OF OWNER,        Subject to the rights of an irrevocable Beneficiary, you
ANNUITANT, BENEFICIARY  may change the Owner, Annuitant, or Beneficiary during the Annuitant's lifetime by written request in a form acceptable to us and which is received at our Annuity
                        Service Office. The Annuitant may not be changed after the Maturity Date. You need not send us the Contract unless we request it. Any change must be approved by us. If approved, it will take effect on the date you signed the request. We will not be liable for any payments or actions we take before the change is approved. In the case of the Qualified Contracts, ownership of the Contract generally may not be transferred except by the trustee of an exempt employees' trust which is part of a retirement plan qualified under section 401 of the Internal Revenue
                        Code. Subject to the foregoing, a Qualified Contract may not be sold, assigned, transferred, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than the employer.

PART 4                  BENEFITS
--------------------------------------------------------------------------------
ANNUITY BENEFITS        We will pay a monthly income to the Annuitant, if
                        living, on the Maturity Date. Payments can be fixed or variable, or a combination of fixed and variable.
                        Annuity benefits will commence on the Maturity Date and continue for the period of time provided for under the Annuity Option selected.

                        We may pay the Contract Value, less Debt, on the Maturity Date in one lump sum if the monthly income is less than $20.

                        On or before the Maturity Date you must select how the Contract Value will be used to provide the monthly income. You may select a Fixed or Variable Annuity.

                        If a Variable Annuity is used, the amount of the first monthly annuity payment will be obtained from the appropriate option table under the "Payment of Contract Benefits" section. Subsequent monthly annuity payments will vary based on the investment experience of the Sub-Account(s) used to effect the annuity. The method used to calculate the amount of the initial and subsequent payments is described under the "Variable Annuity Payments" Section of Part 7.

                        If a Fixed Annuity is used, the portion of the Contract Value used to effect a Fixed Annuity will be applied to the appropriate table contained in this Contract. If the table in use by us on the Maturity Date is more favorable to you, we will use that table. We guarantee the dollar amount of fixed annuity payments.


                        If on the Maturity Date you have not selected an Annuity Option, we will provide variable annuity payments which will continue for ten years or for the life of the Annuitant, if longer. Such variable annuity payments will be based on the allocation of your Contract Value among the Sub-Account(s) at the time the first variable annuity payment is determined as described under the "Variable Annuity Payments" Section of Part 7.

DEATH BENEFIT BEFORE    Minimum Death Benefit. The minimum death benefit is
MATURITY DATE           payable upon the death of the last surviving Annuitant
                        named under the Contract. The age of the Annuitant will be the age of the youngest Annuitant on the Contract
                        Date.

                        i) If the Annuitant dies on or prior to the first of the month following his or her 85th birthday and had an attained age of less than 81 years on the Contract Date, the minimum death benefit will be the greater of:

                              (1) the Contract Value on the date due proof of
                                    death is received at the Company's Annuity
                                    Service Office, or

                              (2)  the excess of:

                               (a) the sum of each Purchase Payment
                                     accumulated daily, at the equivalent of 5% per year, starting on the date each Purchase Payment is allocated to the Contract, with a maximum accumulation of 2 times each Purchase Payment, over

                               (b) the sum of each withdrawal or annuitized
                                     amount, including any applicable withdrawal charges, accumulated daily at the equivalent of 5% per year, starting as of the date of each such withdrawal or annuitization, with a maximum accumulation of 2 times each such withdrawal or annuitized amount.

                        ii) If the Annuitant dies after the first of the month following his or her 85th birthday or had attained age 81 or greater on the Contract Date, the minimum death benefit payable on due proof of death will equal the amount payable on total withdrawal.

                        Death of Annuitant (Where The Annuitant Was Not An Owner). We will pay the minimum death benefit, less any Debt, to the Beneficiary if the Annuitant is not an Owner, the Annuitant dies before the Maturity Date, there is no surviving Co-Annuitant, and all Owners are individuals. The Beneficiary (1) may elect to receive payment (either as a lump sum or in accordance with any Annuity Option described in the Contract) or (2) may continue the Contract, as its Owner, with the Contract Value on the date of due proof of death equal to the minimum death benefit.

                        Death Of Owner (Who Was The Last-Surviving Annuitant). If any Owner dies before the Maturity Date, the deceased Owner is also the Annuitant, and there is no surviving Co-Annuitant, we will pay the minimum death benefit, less any Debt, to the Beneficiary. In the case of a Non-Qualified Contract, after such Owner's death, the beneficiary's entire interest must be distributed within five years unless (1) the Beneficiary elects to receive his or her interest as an annuity which begins within one year of the Owner's death and is paid over the Beneficiary's life or over a period not extending beyond the Beneficiary's life expectancy or (2) the Beneficiary is the deceased Owner's surviving spouse and elects to continue the Contract, as its Owner, with the Contract Value on the date of due proof of death equal to the minimum death benefit. For purposes of this paragraph, in calculating the minimum death benefit, the applicability of any withdrawal charges (under subparagraph "(ii)" of the definition of "Minimum Death Benefit" above) will be made only if and when the minimum death benefit is actually paid.

                        Death Of Owner (Who Was Not The Last-Surviving Annuitant). If any Owner dies before the Maturity Date and any Annuitant survives, we will transfer the interest in the Contract to the Successor Owner. If the deceased Owner had not attained age 81 on the Contract Date, the interest in the Contract equals the Contract Value. If the deceased Owner had attained age 81 on the Contract Date, the interest in the Contract also equals the Contract Value, but such interest may be subject to applicable withdrawal charges when any amounts are actually paid. In the case of a Non-Qualified Contract, after such Owner's death, the Successor Owner's entire interest must be distributed within five years unless
                        (1) the Successor Owner elects to receive his or her interest as an annuity which begins within one year of the Owner's death and is paid over the Successor Owner's life or over a period not extending beyond the Successor Owner's life expectancy or (2) the Successor Owner is the deceased Owner's surviving spouse and elects to continue the Contract, as its Owner, with the Contract Value on the date of due proof of death equal to the interest in the Contract.

                        If there are surviving Owners, such surviving Owners will be substituted for the Successor Owner in the preceding paragraph.

                        Non-Natural Owners. If any Owner of a Non-Qualified Contract is not an individual, the death or change of any Annuitant will be treated as the "Death of Owner (Who Was Not the Last-Surviving Annuitant)," unless the last-surviving Annuitant has actually died in which case the death will be treated as the "Death of Owner (Who Was the Last-Surviving Annuitant)."

DEATH BENEFIT ON OR     If annuity payments have been selected based on an
AFTER MATURITY DATE     Annuity Option providing for payments for a guaranteed
                        period, and the Annuitant dies on or after the Maturity
                        Date, we will make the remaining guaranteed payments to the Beneficiary. Such payments will be made as rapidly as under the method of distribution being used as of the date of the Annuitant's death. If no Beneficiary is living, we will commute any unpaid guaranteed payments to a single sum (on the basis of the interest rate used in determining the payments) and pay that single sum to the estate of the last to die of the Annuitant and the Beneficiary.

SECTION 72(s) The provisions of Death Benefit Before Maturity Date and Death Benefit on or After Maturity Date above, shall be interpreted so as to comply with the requirements of
                        Section 72(s) of the Internal Revenue Code.

DUE PROOF OF DEATH      Due proof of death is required upon the death of the
                        Annuitant or the Owner. Due proof of death is one of the following received at the Annuity Service Office within 1 year of the date of death:

                        (a) A certified copy of a death certificate.

                        (b) A certified copy of a decree of a court of competent
                              jurisdiction as to the finding of death.

                        (c) Any other proof satisfactory to us.

                        Death benefits will be paid within 7 days of receipt of due proof of death, accompanied by appropriate distribution instructions.

PART 5                  PURCHASE PAYMENTS
--------------------------------------------------------------------------------
GENERAL All Purchase Payments under this Contract are payable at our Annuity Service Office or such other place as we may designate.

                        The minimum initial Purchase Payment is $25,000. Minimum subsequent Purchase Payments must be $1,000 with an exception for qualified plans where minimum subsequent Purchase Payments must be $30.00. Purchase Payments may be made at any time. If a Purchase Payment would cause the Contract Value to exceed $1,000,000, or the Contract Value already exceeds $1,000,000, no additional Purchase Payments will be accepted without our prior approval.

NONPAYMENT OF PURCHASE If, prior to the Maturity Date, no Purchase Payments are PAYMENTS FOR TWO YEARS made for two consecutive Contract Years and if both:

                        (a)   the total Purchase Payments made, less partial
                                withdrawals, are less than $2,000; and

                        (b)   the Contract Value at the end of such two year
                                period is less than $2,000; we may cancel the Contract and pay you the Contract Value (measured as of the Valuation Period during which the cancellation occurs), less the Debt and administration fee.

ALLOCATION OF NET       When we receive Purchase Payments, the Net Purchase
PURCHASE PAYMENTS       Payments will be allocated among
                        Investment Options in accordance with the allocation percentages shown in the Application. You may change the allocation of subsequent Purchase Payments at any time, without charge, by giving us written notice.

PART 6                  VARIABLE ACCOUNT PROVISIONS
--------------------------------------------------------------------------------
INVESTMENT ACCOUNT      We will establish a separate Investment Account for you
                        for each Investment Option to which you allocate amounts. The Investment Account represents the number of your Accumulation Units in an Investment Option.

INVESTMENT ACCOUNT      The Investment Account Value of an Investment Account is
VALUE                   determined by
                        (a) times (b) where:
                        (a) equals the number of Accumulation Units credited to
                              the Investment Account, and
                        (b) equals the value of the appropriate Accumulation
                              Unit.

ACCUMULATION UNITS      We will credit Net Purchase Payments to your Investment
                        Accounts in the form of Accumulation Units. The number of Accumulation Units to be credited to each Investment
                        Account of the Contract will be determined by dividing the Net Purchase Payment allocated to that Investment
                        Account by the Accumulation Unit value for that Investment Account. Accumulation Units will be adjusted for any transfers and will be canceled on payment of a death benefit, withdrawal, maturity or assessment of certain charges based on their value for the Valuation
                        Period in which such transaction occurs.

VALUE OF ACCUMULATION   The Accumulation Unit value for any Valuation Period is
UNIT                    determined by multiplying the Accumulation Unit value
                        for the immediately preceding Valuation Period by the "net investment factor" for the Investment Account for the Valuation Period for which the value is being determined. The value of an Accumulation Unit may increase, decrease or remain the same from one Valuation
                        Period to the next.

NET INVESTMENT FACTOR   The net investment factor for an Investment Account is
                        an index that measures the investment performance of a Sub-Account from one Valuation Period to the next. The net investment factor for any Valuation Period is determined by dividing (a) by (b) and subtracting (c) from the result where:

                        (a) is the net result of:

                             1) the net asset value per share of a Portfolio
                                share held in the Sub-Account determined as of the end of the current Valuation Period, plus

                             2) The per share amount of any dividend or capital
                                gain distributions made by the Portfolio on shares held in the Sub-Account if the "ex-dividend" date occurs during the current Valuation Period, and

                        (b)   is the net asset value per share of a Portfolio
                                share held in the Sub-Account determined as of the end of the immediately preceding Valuation Period, and

                        (c)   is a factor representing the charges deducted from
                                the Sub-Account on a daily basis. Such factor is equal on an annual basis to 1.65%.

                        The net investment factor may be greater or less than or equal to one.

PART 7                  ANNUITY PROVISIONS
--------------------------------------------------------------------------------
VARIABLE ANNUITY        The amount of the first variable annuity payment is
                        determined by applying the portion of the Contract Value used to effect a Variable Annuity, measured as of a date not more than 10 business days prior to the Maturity
                        Date (minus any applicable premium taxes), to the appropriate tables(s) contained in this Contract. If the table in use by us on the Maturity Date is more favorable to you, we will use that table. Subsequent payments will be based on the investment performance of one or more Sub-Accounts as you select. The amount of such payments is determined by the number of Annuity
                        Units credited for each Sub-Account. Such number is determined by dividing the portion of the first payment allocated to that Sub-Account by the Annuity Unit value for that Sub-Account determined as of the same date that the Contract Value to effect annuity payments was determined. This number of Annuity Units for each Sub-Account is then multiplied by the appropriate
                        Annuity Unit value for each subsequent determination date, which is a uniformly applied date not more than 10 business days before the payment is due.

MORTALITY AND EXPENSE   We guarantee that the dollar amount of each variable
GUARANTEE               annuity payment will not be affected by changes in
                        mortality and expense experience.

ANNUITY UNIT VALUE      The value of an Annuity Unit for each Sub-Account for
                        any Valuation Period is determined as follows:

                        (a)   The net investment factor for the Sub-Account for
                                the Valuation Period for which the Annuity Unit value is being calculated is multiplied by the value of the Annuity Unit for the preceding Valuation Period; and

                        (b)   The result is adjusted to compensate for the
                                interest rate assumed in the tables used to determine the first variable annuity payment.

                        The dollar value of Annuity Units may increase, decrease or remain the same from one Valuation Period to the next.

FIXED ANNUITY PAYMENTS  The amount of each fixed annuity payment is determined by applying the portion of the Contract Value used to effect a Fixed Annuity measured as of a date not more than 10 business days prior to the Maturity Date (minus any applicable premium taxes) to the appropriate table contained in this Contract. If the table in use by us on the Maturity Date is more favorable to you, we will use that table. We guarantee the dollar amount of fixed annuity payments.

PART 8                  TRANSFERS
--------------------------------------------------------------------------------
TRANSFERS               Before the Maturity Date you may transfer amounts among
                        Investment Accounts of the Contract. There is no transaction charge for transfers. Amounts will be canceled from the Investment Account from which amounts are transferred and credited to the Investment Account to which amounts are transferred. We will effect such transfers so that the Contract Value on the date of transfer will not be affected by the transfer. We reserve the right to limit, upon notice, the maximum number of transfers you may make per Contract Year to one per month or six at any time within a Contract Year.
                        You must transfer at least $300 or, if less, the entire amount in the Investment Account each time you make a transfer. If, after the transfer, the amount remaining in the Investment Account from which the transfer is made is less than $100, then we will transfer the entire amount instead of the requested amount.

                        We reserve the right to defer the transfer privilege at any time that we are unable to purchase or redeem shares of the Trust Portfolios. In addition, in accordance with applicable law, the company reserves the right to modify or terminate the transfer privilege at any time.

                        Once variable annuity payments have begun, you may transfer all or part of the investment upon which your variable annuity payments are based from one Sub-Account to another. To do this, we will convert the number of variable Annuity Units you hold in the Sub-Account from which you are transferring to a number of variable Annuity Units of the Sub-Account to which you are transferring so that the amount of a variable annuity payment, if it were made at that time, would not be affected by the transfer. After that, your variable annuity payments will reflect changes in the values of your new variable Annuity Units. You must give us notice at least 30 days before the due date of the first variable annuity payment to which the transfer will apply. We reserve the right to limit, upon notice, the maximum number of transfers you may make, per Contract Year after variable annuity payments have begun, to four.

PART 9                  WITHDRAWAL PROVISIONS
--------------------------------------------------------------------------------
CONTRACT VALUE          Your Contract Value is equal to the total of the
                        Investment Account Values and, if applicable, any amount in the Loan Account attributable to the Contract.

PAYMENTS OF WITHDRAWALS You may withdraw part or all of the Contract Value, less any Debt, at any time before the earlier of the death of the Annuitant or the Maturity Date, by sending us a written request. We will pay all withdrawals within seven days of receipt at the Annuity Service Office subject to postponement in certain circumstances, as specified below.

SUSPENSION OF PAYMENTS  We may defer the right of withdrawal, or postpone the date of payment, from the Investment Accounts for any period when: (1) the New York Stock Exchange is closed (other than customary weekend and holiday closings); (2) trading on the New York Stock Exchange is restricted;
                        (3) an emergency exists as a result of which disposal of securities held in the Variable Account is not reasonably practicable or it is not reasonably practicable to determine the value of the Variable Account's net assets; or (4) the Securities and Exchange Commission, by order, so permits for the protection of security holders; provided that applicable rules and regulations of the Securities and Exchange Commission shall govern as to whether the conditions described in
                        (2) and (3) exist.

TOTAL WITHDRAWAL        If you are withdrawing all of the Contract Value, we
                        will deduct, if applicable, the Debt, the withdrawal charge and the administration fee, if applicable, from the amount otherwise payable.

PARTIAL WITHDRAWAL      If you are withdrawing part of the Contract Value, you
                        should specify the amount that should be withdrawn from each Investment Option of the Contract. If you do not specify, the requested amount will be withdrawn from the Investment Accounts on a pro rata basis.

                        We will deduct the withdrawal charge, if applicable, from the Contract Value remaining after payment of the requested amount.

WITHDRAWAL CHARGE       If a withdrawal is made from the Contract before the
                        Maturity Date, a withdrawal charge (contingent deferred sales charge) may be assessed against Purchase Payments that have been in your Contract for less than 3 years. No withdrawal charge will apply to Purchase Payments being withdrawn that have been in the Contract for 3 or more years. The amount of the withdrawal charge and when it is assessed is discussed below:

                        1. The free withdrawal amount is defined as the greater
                           of:

                             a) the excess of the Contract Value on the date of
                                withdrawal over the unliquidated Purchase
                                Payments, or

                             b) 10% of total Purchase Payments minus 100% of all
                                prior partial withdrawals, in that Contract
                                Year.

                           The free withdrawal amount may be withdrawn free of a withdrawal charge.

                        2. If a withdrawal is made for an amount greater than
                           the free withdrawal amount, Purchase Payments will be liquidated on a first-in-first-out basis. We will liquidate Purchase Payments in the order such Purchase Payments were made: the oldest unliquidated Purchase Payment first, the next Purchase Payment second, etc...until all Purchase Payments have been liquidated.

                        3. A 3% withdrawal charge will be assessed against
                           Purchase Payments liquidated that have been in the Contract for less than 3 years.

                        4. The withdrawal charge is deducted from the
                           Contract Value remaining after you are paid the amount requested, except in the case of a complete withdrawal when it is deducted from the amount otherwise payable. In the case of a partial withdrawal, the amount requested from an Investment Account may not exceed the value of that Investment Account less any applicable withdrawal charge.

                        5. In no event will the aggregate withdrawal charge
                           be greater than 3% of the total Purchase Payments made.

FREQUENCY AND AMOUNT    You may make as many partial withdrawals as you wish.
OF PARTIAL WITHDRAWAL   Any withdrawal from an Investment Account of the
                        Contract must be at least $300 or the entire balance of the Investment Account, if less. If after the withdrawal, the amount remaining in the Investment
                        Account is less than $100, then we will consider the withdrawal request to be a request for withdrawal of the entire amount held in the Investment Account. If a partial withdrawal would reduce the Contract Value to less than $300, then we will treat the partial withdrawal request as a total withdrawal of the Contract
                        Value.

PART 10                 FEES AND DEDUCTIONS
--------------------------------------------------------------------------------
ASSET FEE               To compensate us for assuming mortality and expense
                        risks, certain administration expenses, and a proportion of our distribution expenses, we deduct from each Sub-Account a fee each Valuation Period at an annual rate of 1.65%. This fee is reflected in the Net
                        Investment Factor used to determine the value of Accumulation Units and Annuity Units of the Contract.


TAXES We reserve the right to charge certain taxes against your Purchase Payments (either at the time of payment or liquidation), Contract Value, payment of death benefits or annuity payments, as appropriate. Such taxes may include any premium taxes or other taxes levied by any government entity which we, in our sole discretion, determine have resulted from the establishment or maintenance of the Variable Account, or from the receipt by us of Purchase Payments, or from the issuance of this Contract, or from the commencement or continuance of annuity payments under this Contract.

ANNUAL ADMINISTRATION   We reserve the right to impose an annual $30
FEE                     administration fee on each Contract Anniversary prior to
                        the Maturity Date any time the Contract Value is less than $10,000 as a result of a partial withdrawal. The annual Administration Fee will be withdrawn from each Investment Option in the same proportion that the value of the Investment Accounts of each Investment Option bears to the Contract Value. If the Contract Value is totally withdrawn on any date other than the Contract
                        Anniversary, we will deduct the full amount of the $30 administration fee from the amount paid.

PART 11                 LOAN PROVISION (QUALIFIED CONTRACTS ONLY)
--------------------------------------------------------------------------------
GENERAL This loan provision applies only to certain Qualified Contracts. While this Contract is in force, you may borrow using the Contract as the sole security for the loan. We will usually make a loan within seven days after we receive your request, subject to the suspension of payment provision set forth in Part 9.


LOAN VALUE              The maximum loan value is 80% of the Contract Value. You
                        may borrow an amount up to the maximum loan value less any existing Debt.

EFFECT OF THE LOAN      Your investment in each Investment Account will be
                        reduced by the amount withdrawn from that Investment
                        Account in connection with the loan and such amount will be transferred to the Loan Account. Unless you request otherwise, we will withdraw the amount of the loan from each Investment Option in the same manner as partial withdrawals. On each Contract Anniversary the excess of the Debt over the amount in the Loan Account attributable to your Contract will be transferred from the Investment Accounts to the Loan Account. Any amounts in the Loan Account will earn interest at 4% per annum.


LOAN INTEREST           The loan interest rate will be 6% per annum. Interest
                        will be payable in arrears on each Contract Anniversary.
                        Any interest not paid when due will be added to the Debt and bear interest in the same manner.

REPAYMENT               You may repay  any Debt in whole or in part  while this
                        Contract is in force. An amount equal to the amount of loan repayment will be transferred from the Loan
                        Account to the Investment Options in the same proportion as Purchase Payments are currently allocated, unless you request otherwise. Loans must be repaid within 5 years, except for loans to acquire a principal residence for you or your family. Repayments must be made at least quarterly.


GRACE PERIOD            If, on any date, the Debt exceeds the Contract Value,
                        then the Contract will be in default. In this case we will send you a notice of default and tell you what payment is needed to bring the Contract out of default.
                        You will have a 31-day grace period from the date of mailing of such notice during which to pay the default amount. If the required payment is not paid within the grace period, the Contract will foreclose (terminate without value).

PART 12                 PAYMENT OF CONTRACT BENEFITS
--------------------------------------------------------------------------------
GENERAL Benefits payable under this Contract may be applied in accordance with one or more of the Annuity Options described below.

ALTERNATE ANNUITY       Instead of settlement in accordance with the Annuity
OPTIONS                 Options described below, you may choose an alternate
                        form of settlement acceptable to us.

DESCRIPTION OF ANNUITY  Option 1: Life Annuity
OPTIONS                 (a) Life Non-Refund. We will make payments during the
                              lifetime of the Annuitant. No payments are due after the death of the Annuitant.

                        (b) Life 10-Year Certain. We will make payments for 10
                              years and after that during the lifetime of the Annuitant. No payments are due after the death of the Annuitant or, if later, the end of the 10-year period certain.

                        Option 2: Joint and Survivor Life Annuity
                        (a) Joint and Survivor Non-Refund. We will make
                              payments during the joint lifetime of the Annuitant and Co-Annuitant. Payments will then continue during the remaining lifetime of the survivor. No payments are due after the death of the last survivor of the Annuitant and Co-Annuitant.

                        (b) Joint and Survivor with 10-Year Certain. We will
                              make payments for 10 years and after that during the joint lifetime of the Annuitant and Co-Annuitant. Payments will then continue during the remaining lifetime of the survivor. No payments are due after the death of the survivor of the Annuitant and Co-Annuitant or, if later, the end of the 10-year period certain.

ANNUITY PAYMENT RATES   The annuity payment rates on the attached tables show,
                        that for each $1,000 applied, the dollar amount of both
                        (a) the first monthly variable annuity payment based on the assumed interest rate of 4% and (b) the monthly fixed annuity payment, when this payment is based on the minimum guaranteed interest rate of 4% per year. The annuity payment rates for payments made on a less frequent basis (quarterly, semiannual or annual) will be quoted by us upon request.

                        The annuity payment rates are based on the 1983 Table A projected at Scale G with interest at the rate of 4% per annum and assume births in year 1942. The amount of each annuity payment will depend upon the adjusted age of the Annuitant, the Co-Annuitant, if any, or other payee. The adjusted age is determined from the actual age nearest birthday at the time the first monthly annuity payment is due, as follows:


         CALENDAR YEAR OF BIRTH              ADJUSTMENT TO ACTUAL AGE
         ----------------------              ------------------------
              1899 - 1905                               +6
              1906 - 1911                               +5
              1912 - 1918                               +4
              1919 - 1925                               +3
              1926 - 1932                               +2
              1933 - 1938                               +1
              1939 - 1945                               +0
              1946 - 1951                               -1
              1952 - 1958                               -2
              1959 - 1965                               -3
              1966 - 1972                               -4
              1973 - 1979                               -5
                 1980 +                                 -6


                        The dollar amount of annuity payment for any age or combination of ages not shown following or for any other form of Annuity Option agreed to by us will be quoted on request.

                     AMOUNT OF FIRST MONTHLY ANNUITY PAYMENT
                    PER $1000 OF CONTRACT VALUE FOR AN OWNER
--------------------------------------------------------------------------------

                             OPTION 1: LIFE ANNUITY

                    Option 1(A): Non-Refund   Option 1(B): 10-Year Certain
                 ---------------------------  -----------------------------
                           Adjusted                     Adjusted
                            Age of                       Age of
                           Annuitant                    Annuitant
                 ---------------------------  -----------------------------
                         55     4.83                  55      4.78
                         60     5.24                  60      5.15
                         65     5.79                  65      5.62
                         70     6.35                  70      6.21
                         75     7.51                  75      6.89
                         80     8.81                  80      7.65
                         85    10.57                  85      8.40


--------------------------------------------------------------------------------

                    OPTION 2: JOINT AND SURVIVOR LIFE ANNUITY
                             Option 2(A): Non-Refund

                  Adjusted                    Adjusted Age of Co-Annuitant
                Age of Oldest  10 Years      5 Years        Same
                  Annuitant     Younger      Younger         Age
                  ---------    --------      -------        ----
                     55            3.87         3.99        4.13
                     60            4.02         4.18        4.36
                     65            4.21         4.43        4.67
                     70            4.47         4.76        5.08
                     75            4.80         5.20        5.65
                     80            5.26         5.80        6.41
                     85            5.89         6.63        7.47


                          Option 2(B): 10-Year Certain

                  Adjusted                        Adjusted Age of Co-Annuitant
                Age of Oldest  10 Years      5 Years        Same
                  Annuitant     Younger      Younger         Age
                  ---------    --------      -------        ----
                     55            3.87         3.99        4.13
                     60            4.02         4.18        4.36
                     65            4.21         4.43        4.66
                     70            4.46         4.75        5.07
                     75            4.80         5.18        5.61
                     80            5.24         5.75        6.30
                     85            5.82         6.47        7.13



--------------------------------------------------------------------------------
Monthly installments for ages not shown will be furnished on request.

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--------------------------------------------------------------------------------

THE MANUFACTURERS LIFE INSURANCE
COMPANY OF NORTH AMERICA

--------------------------------------------------------------------------------

Manulife Financial and the block design are registered service marks of The Manufacturers Life Insurance Company and are used by it and its subsidiaries.